EXHIBIT 2.1


     THE FOLLOWING DOCUMENT DOES NOT CONSTITUTE AN OFFER TO BUY, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES. THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE PROPOSED TRANSACTION WILL BE OFFERED ONLY PURSUANT TO A PROSPECTUS/PROXY STATEMENT INCLUDED IN A REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     ALL DORCHESTER HUGOTON UNITHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROSPECTUS/PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE RELATED SOLICITATION/RECOMMENDATIONS THAT WILL BE PROVIDED TO EACH UNITHOLDER REQUESTING SUCH UNITHOLDER'S VOTE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. A COPY OF THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS, WHEN FINALIZED, WILL BE MAILED TO DORCHESTER HUGOTON UNITHOLDERS AND WILL BE AVAILABLE FROM DORCHESTER HUGOTON ON REQUEST. THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS WILL ALSO BE AVAILABLE ON THE INTERNET AT THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE AT HTTP://WWW.SEC.GOV.

     Dorchester Hugoton and its General Partners, and their respective directors and/or officers, as applicable, may be deemed under the Rules of the Securities and Exchange Commission to be "participants in the solicitation" of proxies from the security holders of Dorchester Hugoton in favor of the transaction. SECURITY HOLDERS OF DORCHESTER HUGOTON MAY OBTAIN INFORMATION REGARDING THE INTERESTS OF THE "PARTICIPANTS IN THE SOLICITATION" BY READING THE PROSPECTUS/PROXY STATEMENT RELATING TO THE TRANSACTION WHEN IT BECOMES AVAILABLE.

                       SECOND AMENDMENT TO LETTER OF INTENT

     On July 31, 2001, Dorchester Hugoton, Ltd., a Texas limited partnership, Republic Royalty Company, a Texas general partnership and Spinnaker Royalty Company, L.P., a Texas limited partnership entered into a Letter of Intent with respect to the formation of a new publicly traded limited partnership, which was amended by a First Amendment to Letter of Intent dated October 25, 2001 (as so amended, the "Letter of Intent").

     The parties hereto agree that the date specified in paragraph E.5 of the Letter of Intent is hereby changed from "December 4, 2001" to "December 13, 2001".

     All other terms and conditions of the Letter of Intent shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned parties have executed this Letter of Intent on this 2nd day of December, 2001.

DORCHESTER HUGOTON, LTD.

By:      James E. Raley, Inc., General Partner



         By:/s/ James E. Raley
            --------------------------------
                  James E. Raley, President


REPUBLIC ROYALTY COMPANY

By:      SAM Partners, Ltd., General Partner

By:      SAM Partners, Inc., General Partner


         By:/s/ H.C. Allen, Jr.
            --------------------------------
                  H.C. Allen, Jr., Secretary

By:      Vaughn Petroleum, Ltd., General Partner

By:      VPL(GP), LLC, General Partner


         By:/s/ Benny D. Duncan
            --------------------------------
                  Benny D. Duncan, Manager


SPINNAKER ROYALTY COMPANY, L.P.

By:      Smith Allen Oil & Gas, Inc., General Partner


         By:/s/ William Casey McManemin
            --------------------------------
              William Casey McManemin, Vice President